EXHIBIT 10.2

SHAREHOLDERS’ AGREEMENT

THIS SHAREHOLDERS’ AGREEMENT (this “Agreement”), dated as of January 2, 2004, is made by and among Jameson Inns, Inc., a Georgia corporation (“Jameson”), and each of the persons listed on Exhibit A hereto (each, a “Seller” and collectively, the “Sellers”).

W I T N E S S E T H:

WHEREAS, Jameson, Kitchin Hospitality, LLC, a Georgia limited liability company (the “LLC”), and the Sellers have entered into a Membership Interest Purchase Agreement dated September 10, 2003 (the “Membership Interest Purchase Agreement”), pursuant to which Jameson, contemporaneously with the execution and delivery of this Agreement, is purchasing from the Sellers all of the outstanding membership interests in the LLC in return for shares of Common Stock (defined below) and cash;

WHEREAS, the Sellers, by virtue of their existing ownership of shares of Common Stock of Jameson, and the issuance to the Sellers of shares of Common Stock pursuant to the closing of the transactions provided for in the Membership Interest Purchase Agreement, collectively will own approximately 20% of the outstanding shares of Common Stock, and the parties desire to establish in this Agreement certain terms and conditions concerning the corporate governance of Jameson from and after the date hereof and certain terms and conditions concerning the acquisition and disposition of securities of Jameson by the Sellers; and

WHEREAS, it is a condition precedent to the closing of the transactions contemplated by the Membership Interest Purchase Agreement that the parties hereto execute this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

(a) “Affiliate” has the same meaning as in Rule 12b-2 promulgated under the Exchange Act.

(b) “Associate” has the same meaning as in Rule 12b-2 promulgated under the Exchange Act.

(c) “Board of Directors” means the Board of Directors of Jameson.

(d) “Business Combination” means any one of the following transactions:

(i) Any merger or consolidation of Jameson or any Subsidiary of Jameson with any corporation or other entity (other than Jameson) that is, or after such merger or consolidation would be, an Affiliate or Associate of any Seller;

(ii) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition by Jameson (in one transaction or a series of transactions) to or with any Seller, or any Affiliate or Associate of any Seller (other than Jameson), of all or a Substantial Part of the assets of Jameson or any Subsidiary of Jameson; or

(iii) The adoption of any plan or proposal for the liquidation or dissolution of Jameson proposed by or on behalf of any Seller or any Affiliate or Associate of any Seller (other than Jameson); or

(iv) Any reclassification of securities (including any reverse stock split), recapitalization of Jameson, or any merger or consolidation of Jameson with any Subsidiary thereof or any other transaction to which Jameson is a party (whether or not with or into or otherwise involving any Affiliate or Associate of any Seller) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of Jameson or any Subsidiary thereof which is directly or indirectly owned by any Seller, or any Affiliate or Associate of any Seller (other than Jameson).

(e) “Common Stock” means the common stock, par value $.10 per share, of Jameson.

(f) “Director” means a member of the Board of Directors.

(g) “Equity Security” means any (i) Common Stock, (ii) securities of Jameson convertible into or exchangeable for Common Stock, and (iii) options, rights, warrants and similar securities to acquire Common Stock.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as amended.

(i) “Group” shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

(j) “Independent Director” means a Person who is an independent director within the meaning of Rule 4200 of the National Association of Securities Dealers, as such rule may be amended from time to time.

(k) “Initial Percentage” means the percentage of the issued and outstanding Equity Securities owned in the aggregate by the Sellers on the date hereof giving effect to the closing of the transactions contemplated by the Membership Interest Purchase Agreement.

(l) “Jameson” has the meaning set forth in the preamble to this Agreement.

(m) “LLC” has the meaning set forth in the recitals to this Agreement.

(n) “Membership Interest Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

(o) “Other Shares” means shares of Equity Securities that are not owned or controlled, directly or indirectly, by any Seller or any Affiliate of any Seller.

(p) “Permitted Acquisition Transaction” means either (i) a tender or exchange offer for outstanding shares of Common Stock or (ii) a Business Combination, in either case, that is conditioned upon approval by at least a majority of the Unaffiliated Shareholders, and which transaction, in the case of either clause (i) or (ii) above, satisfies each of the following conditions:

(A) the Board of Directors receives an opinion from a recognized independent investment banking firm selected by the Board of Directors other than Sellers’ Director(s) that the price and other financial terms of the transaction are fair from a financial point of view to the Unaffiliated Shareholders; and

(B) a majority of the Board of Directors (other than the Sellers’ Director(s)) concludes that the price and other terms of the transaction are fair to and in the best interests of the Unaffiliated Shareholders and recommends that Unaffiliated Shareholders approve the transaction; or

(iii) a merger following the consummation of a tender or exchange offer described in clause (i) above that offers the same consideration as such tender or exchange offer, whether or not such merger complies with paragraph (A) or (B) above.

(q) “Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, other entity, government or any agency or political subdivision thereof, or any Group comprised of two or more of the foregoing.

(r) “Registration Rights Agreement” means that certain Registration Rights Agreement, by and among Jameson and the Sellers, executed contemporaneously herewith.

(s) “SEC” means the Securities and Exchange Commission.

(t) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as amended.

(u) “Sellers” has the meaning set forth in the preamble to this Agreement.

(v) “Sellers’ Director(s)” means the Director or Directors who are designated for such position by the Sellers in accordance with Section 3.1.

(w) “Sellers’ Interest” means the aggregate percentage of the outstanding Equity Securities that is controlled, directly or indirectly, by any of the Sellers or their respective Affiliates.

(x) “Subsidiary” has the same meaning as in Rule 12b-2 promulgated under the Exchange Act.

(y) A “Substantial Part” of Jameson means more than 10% of the fair market value of the total assets of Jameson and its Subsidiaries as of the end of its most recent fiscal quarter ending prior to the time the determination is made.

(z) “Unaffiliated Shareholders” means shareholders of Jameson other than any Seller or any Affiliate or Associate of a Seller.

ARTICLE II

BUSINESS COMBINATIONS INVOLVING JAMESON AND THE SELLERS

SECTION 2.1. PURCHASES OF EQUITY SECURITIES.

(a) Unless approved by a majority of the Independent Directors of the Board of Directors, from the date of this Agreement until and including December 31, 2008, none of the Sellers nor their respective Affiliates shall, directly or indirectly, purchase or otherwise acquire, or propose or offer to purchase or otherwise acquire, any Equity Securities, whether by tender offer, market purchase, privately negotiated purchase, Business Combination or otherwise, if, immediately after such purchase or acquisition, the aggregate Interest held by the Sellers would equal or exceed the Initial Percentage.

(b) The prohibitions contained in Section 2.1(a) shall not apply to any Permitted Acquisition Transaction following (x) the commencement by any third party of (1) a bona fide tender or exchange offer to purchase in excess of 20% of the outstanding shares of Common Stock that the Board of Directors either recommends acceptance of, expresses no opinion and remains neutral toward or is unable to take a position with respect to, (2) a bona fide proposal to acquire all or substantially all of the assets of Jameson that the Board of Directors is actively entertaining and the consummation of which would require approval by the shareholders of Jameson pursuant to Section 14-2-1202 of the Georgia Business Corporation Code or (3) a bona fide proposal to enter into any acquisition or other business combination transaction with Jameson that the Board of Directors is actively entertaining, in the case of each of clauses (1)-(3), which shall not have been approved in advance by Jameson or the Board of Directors, or (y) Jameson entering into (or announcing its intention to do so) a definitive agreement, or an agreement contemplating a definitive agreement, for any of the transactions described in clauses (1) - (3) above.

SECTION 2.2. ADDITIONAL LIMITATIONS. During the term of this Agreement, none of the Sellers shall, nor shall they permit any of their respective Affiliates to:

(a) other than in connection with an election contest to which Rule 14a-11 under the Exchange Act applies initiated by a third party or as otherwise approved by a majority of the Board of Directors (other than the Sellers’ Director(s)), make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the proxy rules of the SEC) or seek to advise, encourage or influence any person or entity with respect to the voting of any shares of capital stock of Jameson, initiate, propose or otherwise solicit shareholders of Jameson for the approval of one or more shareholder proposals or induce or attempt to induce any other individual, firm, corporation, partnership or other entity to initiate any shareholder proposal;

(b) deposit any Equity Securities into a voting trust or subject any Equity Securities to any arrangement or agreement with respect to the voting of such securities or form, join or in any way participate in a Group with respect to any Equity Securities;

(c) other than as permitted by this Agreement, propose any Business Combination, or any other merger, tender offer or other business combination involving Jameson or its Affiliates; or

(d) except in connection with a transaction permitted by Section 2.1(b) hereof, make any public announcement with respect to the transactions referred to in Section 2.1(a) hereof.

ARTICLE III

CORPORATE GOVERNANCE

SECTION 3.1. COMPOSITION OF THE BOARD OF DIRECTORS; COMMITTEES.

(a) Except as otherwise provided herein, the Board of Directors shall consist of at least four (4) Directors, a majority of whom shall be Independent Directors.

(b) At all times during the term of this Agreement that the Sellers’ Interest is ten percent (10%) or greater, the Sellers shall have the right to designate for nomination one Director (a “Sellers’ Director” ), subject to increase as provided below. The initial Sellers’ Director shall be Thomas W. Kitchin.

(c) Notwithstanding the foregoing, the Sellers and Jameson hereby agree that the number of Directors on the Board of Directors may be increased or decreased from time to time as determined by the Board of Directors, provided that the number of Directors shall not be fewer than four nor greater than ten. In the event that the Board of Directors decides to increase or decrease the number of directorships on the Board of Directors, and provided that the Sellers’ Interest is 10% or greater at such time, the Sellers will have the right to designate for nomination the number of Directors indicated on Exhibit B hereto.

(d) Subject to the other provisions of this Section 3.1, the Sellers shall have the right to designate for nomination any replacement for a Director designated in accordance with Section 3.1 by the Sellers at the termination of such Director’s term or upon death, resignation, retirement, disqualification, removal from office or other cause. The Board of Directors shall elect each person so designated upon nomination by the Board of Directors.

(e) No individual who is an officer, director, partner or principal shareholder of any competitor of Jameson or any of its Subsidiaries shall serve as a Sellers’ Director.

(f) Each person designated as a nominee for a Sellers’ Director pursuant to this Section 3.1 shall be nominated for such position by the Board of Directors, unless the Board of Directors, in the execution of its fiduciary duties, with any Sellers’ Directors abstaining, shall reasonably determine that such designee is not qualified to serve on the Board of Directors. If the Board of Directors (with any Sellers’ Directors abstaining) shall reasonably determine that such designee is not so qualified, the Sellers shall have the opportunity to specify one or more additional designees who shall become nominees subject to the qualification set forth in the immediately preceding sentence.

SECTION 3.2. SOLICITATION AND VOTING OF SHARES.

(a) Jameson shall use its reasonable best efforts to solicit from the shareholders of Jameson eligible to vote for the election of Directors proxies in favor of the nominees designated in accordance with Section 3.1.

(b) In any election of Directors or any meeting of the shareholders of Jameson called expressly for the removal of Directors, the Sellers shall cause their Equity Securities to be present for purposes of establishing a quorum and shall vote all of their respective Equity Securities entitled to vote in the election of Directors for all nominees in proportion to the votes cast with respect to the Other Shares, provided that the Sellers may cast any or all of their votes, in their sole discretion, (i) in favor of any nominee designated by Sellers pursuant to Section 3.1 and (ii) in connection with an election contest described in paragraph 2.2(a) of this Agreement.

(c) In any matter originally submitted to the shareholders of Jameson by a shareholder of Jameson (including by any of the Sellers), the Sellers shall cause their Equity Securities to be present for purposes of establishing a quorum and shall vote all of their respective Equity Securities entitled to vote on such matter as recommended by the Board of Directors, if the Board of Directors has made a recommendation as to such matter, and, otherwise, in proportion to the votes cast with respect to the Other Shares. This restriction shall not apply to any matter originally submitted to the shareholders of Jameson by the Board of Directors.

SECTION 3.3. ARTICLES OF INCORPORATION AND BY-LAWS. The parties hereto shall take or cause to be taken all lawful action necessary to ensure at all times that Jameson’s Articles of Incorporation and By-Laws are not, at any time, inconsistent with the provisions of this Agreement.

ARTICLE IV

TRANSFER OF JAMESON COMMON STOCK

SECTION 4.1. TRANSFER OF JAMESON COMMON STOCK.

(a) From the date of this Agreement until and including December 31, 2004, no Seller or Affiliate of a Seller shall, directly or indirectly, sell, transfer or otherwise dispose of any Equity Securities. Commencing on January 1, 2005 and thereafter during the term of this Agreement, no Seller or Affiliate of a Seller shall, directly or indirectly, sell, transfer or otherwise dispose of any Equity Securities, except the transfer of Common Stock (i) in an amount which, when aggregated with all other shares of Common Stock transferred by Sellers or their Affiliates within the three-month period immediately preceding the date of such transfer, would not exceed the volume limitations of Rule 144 under the Securities Act applicable to sales of securities by an Affiliate of an issuer (regardless of whether the transferring Seller or Affiliate of a Seller is deemed at such time to be an Affiliate of Jameson); (ii) not more than one time in any twelve-month period by the Sellers and their Affiliates as a group, in an amount equal to no more than 4.9% of the then-outstanding Common Stock to any one institutional investor which (A) purchases such shares in the normal course of its investment business, for investment purposes only, and with no intention of influencing control of Jameson, (B) pursuant to an exemption from the registration requirements of the Securities Act and (C) provides appropriate certification to Jameson as to the foregoing matters; (iii) pursuant to a tender offer or exchange offer by a third party that is not rejected by the Board of Directors within the time period prescribed by the Exchange Act and the rules and regulations thereunder; (iv) to another Seller or its Affiliate; (v) pursuant to exercise of the registration rights provided for in the Registration Rights Agreement; or (vi) as a gift.

(b) The transfer of any interest in, or control of, any entity that is a Seller or Affiliate of a Seller shall be deemed to be a transfer of Equity Securities owned or controlled by such entity.

(c) Proposed transfers of shares of Equity Securities that are not in compliance with this Article IV shall be of no force or effect and Jameson shall not be required to register any such transfer.

SECTION 4.2. TRANSFER AS A RESULT OF DEMAND NOTE. The first sentence of Section 4.1 notwithstanding, should a Seller receive a Demand Note (as defined in the Membership Interest Purchase Agreement), such Seller may, directly or indirectly, sell, transfer or otherwise dispose of up to that number of shares of Common Stock whose aggregate value on the day of issuance of the Demand Note equals the principal amount of the Demand Note; provided, however, that the restrictions of Section 4.1 applicable from January 1, 2005 onward shall apply to any sale, transfer or disposition pursuant to this Section 4.2.

SECTION 4.3. NOTICE OF PROPOSED TRANSFER. Prior to any proposed transfer of any Equity Securities by a Seller or an Affiliate of a Seller permitted pursuant to Section 4.1 or 4.2 (other than pursuant to Section 2.1 or 2.2 of the Registration Rights Agreement), such

Seller or Affiliate of a Seller shall give written notice to Jameson of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by Jameson, shall be accompanied by an opinion of counsel satisfactory to the Company to the effect that the proposed transfer does not violate the terms of this Agreement and that the proposed transfer may be effected without registration under the Securities Act, whereupon such Seller or Affiliate of a Seller shall be entitled to transfer such Equity Securities described in, and in accordance with the terms of, such notice; provided, however, that no such opinion of counsel shall be required for a transfer to another Seller or Affiliate of a Seller.

ARTICLE V

MISCELLANEOUS

SECTION 5.1. SHAREHOLDER’S ACKNOWLEDGEMENT, CONSENT AND POWER OF ATTORNEY. Contemporaneously with the execution of this Agreement, each of the Sellers shall execute a Shareholder’s Acknowledgement, Consent and Power of Attorney, appointing Thomas W. Kitchin, and, in the event of death or incapacity of Thomas W. Kitchin, then Craig R. Kitchin, as such Seller’s lawful attorney and proxy for the purpose of taking any actions required or permitted by the Sellers under this Agreement, including without limitation designation of nominees for the Sellers’ Director(s) pursuant to Section 3.1, voting of Equity Securities of the Sellers in the manner provided in Section 3.2.

SECTION 5.2. ENFORCEMENT OF THIS AGREEMENT. The approval of either a majority of the Board of Directors or a majority of the Independent Directors shall constitute requisite corporate action for Jameson to seek to enforce the terms of this Agreement.

SECTION 5.3. COMPLIANCE BY AFFILIATES OF THE SELLERS. The Sellers hereby agree to cause their respective Affiliates to comply in full with those terms of this Agreement applicable to Affiliates of the Sellers.

SECTION 5.4. LEGENDS. In addition to any legends required by applicable securities laws, all certificates representing any shares of capital stock of Jameson subject to the provisions of this Agreement shall have endorsed thereon legends substantially as follows during the term of this Agreement, unless the General Counsel of Jameson agrees to remove or alter such legend:

“The securities represented by this certificate are subject to the terms of a certain Shareholders’ Agreement, dated January 2, 2004, to which the registered holder, or his or its predecessor in interest, is a party, which agreement provides for certain voting rights and restrictions on transfer. Such agreement is on file at the principal office of this corporation and affects the transferability of the shares represented by this certificate. This legend may be removed only at the direction of the issuer.”

SECTION 5.5. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

if to any Seller, to:

Thomas W. Kitchin

8 Perimeter Center East

Suite 8050

Atlanta, Georgia 30346-1604

if to Jameson, to:

Jameson Inns, Inc.

8 Perimeter Center East

Suite 8050

Atlanta, Georgia 30346-1604

Attention: General Counsel

SECTION 5.6. AMENDMENTS; NO WAIVERS.

(a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Jameson and each of the Sellers, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that no such amendment or waiver by Jameson shall be effective without the approval of a majority of the Independent Directors.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 5.7. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

SECTION 5.8. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, together with the documents contemplated hereby, constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise.

SECTION 5.9. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 5.10. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

SECTION 5.11. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia applicable to contracts executed in and to be performed in the State of Georgia. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Georgia state or federal court thereof.

SECTION 5.12. HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 5.13. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 5.14. TERMINATION. This Agreement shall terminate upon the earlier of (i) the date on which the Sellers’ Interest falls below 5%; and (ii) the 20th anniversary of the date hereof.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, each of the Sellers has executed this Agreement, and Jameson Inns, Inc. has caused its duly authorized representative or agent to execute this Agreement, as of the day and year first above written.

JAMESON INNS, INC

By:	/s/ Steven A. Curlee
Name: Steven A. Curlee
Title: Vice President-Legal

SELLERS:
/s/ Thomas W. Kitchin
Thomas W. Kitchin, in his individual capacity

/s/ Thomas W. Kitchin
Thomas W. Kitchin, as attorney-in-fact to each of the Sellers (other than himself), pursuant to the Shareholder’s Acknowledgement, Consent and Power of Attorney executed by each of the Sellers

EXHIBIT A

SELLERS

Thomas W. Kitchin

Judith K. Kitchin

Thomas W. Kitchin and Judith K. Kitchin, Trustees of the Thomas J. Kitchin Family Trust

Thomas W. Kitchin and Judith K. Kitchin, Trustees of the Craig R. Kitchin Family Trust

Thomas W. Kitchin and Judith K. Kitchin, Trustees of the Matthew T. Kitchin Family Trust

Thomas W. Kitchin and Judith K. Kitchin, Trustees of the Alexander G. Kitchin Family Trust

Thomas W. Kitchin and Judith K. Kitchin, Trustees of the John P. Kitchin Family Trust

Thomas W. Kitchin and Judith K. Kitchin, Trustees of the Karen E. Kitchin Family Trust

EXHIBIT B

JAMESON BOARD OF DIRECTORS

Number of Sellers’ Directors upon Increase in Number of Directors

Total Number of Directors	Number of Sellers’ Directors
4 – 6	1
7 – 10	2